UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026

Aeries Technology, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40920	98-1587626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Paya Lebar Road, #08-13 Paya Lebar Square Singapore	409051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 228-6404

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0008 per share	AERT	Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $92.00	AERTW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

In connection with the 1-for-8 share consolidation of all of its Class A ordinary shares (the “Share Consolidation”) described in Item 5.03 below, on June 12, 2026, Aeries Technology, Inc. (the “Company”) issued a notice (the “Warrant Adjustment Notice”) to holders of its warrants to purchase Class A ordinary shares (the “Warrants”). In the Warrant Adjustment Notice, the Company notified Warrant holders that the Company has made the following adjustments to its outstanding Warrants, effective after the close of trading on June 11, 2026, as reflected in the Warrants upon the commencement of trading on June 12, 2026:

●

The number of Class A ordinary shares issuable upon the exercise of each Warrant was proportionally adjusted to reflect the Share Consolidation, such that each Warrant now represents the right to purchase 1/8th of a Class A ordinary share, subject to the aggregation provisions of the Warrant Agreement; and

●	The exercise price of each post-Share Consolidation Warrant to purchase one whole post-Share Consolidation Class A ordinary share will be proportionately increased eight-fold (relative to a pre-Share Consolidation Warrant to purchase one pre-Share Consolidation Class A ordinary share), to $92.00 per post-Share Consolidation Class A ordinary share.

The Warrant Adjustment Notice was provided by the Company pursuant to the terms of the Warrant Agreement, dated October 19, 2021 (the “Warrant Agreement”), by and between the Company, and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”). The Company will not issue fractional shares upon exercise of Warrants to purchase fractional shares following the Share Consolidation, as any such fractional shares issuable under a Warrant will be rounded down to the nearest whole number of Class A ordinary shares.

The CUSIP number for the Warrants will remain G97775 111 and the trading symbol for the Warrants will continue to be “AERTW” following the foregoing adjustments to the Warrants. The foregoing description of the Warrant Adjustment Notice is qualified in its entirety by reference to the full text of the Warrant Adjustment Notice, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 11, 2026, the Company filed its Third Amended and Restated Memorandum and Articles of Association (“A&R Articles”) with the Registrar of Companies in the Cayman Islands to effect the Share Consolidation. The Share Consolidation became effective at 12:01 a.m., Eastern Time, on June 12, 2026 (the “Effective Time”).

As a result of the Share Consolidation, every eight (8) Class A ordinary shares of the Company issued and outstanding immediately prior to the Effective Time were automatically combined and converted into one (1) Class A ordinary share. The Share Consolidation reduced the number of issued and outstanding Class A ordinary shares from approximately 45,914,789 to approximately 5,739,349. The total authorized number of Class A ordinary shares were correspondingly reduced from 500,000,000 with a par value of $0.0001 per share to 62,500,000 with a par value of $0.0008 per share. No fractional shares were issued in connection with the Share Consolidation, and any fractional shares resulting from the Share Consolidation were rounded up to the nearest whole share.

The ticker symbol for the Class A ordinary shares will remain “AERT,” and the new CUSIP number of the Class A ordinary shares following the Share Consolidation is G0136H128.

The foregoing description of the A&R Articles is qualified in its entirety by reference to the full text of the A&R Articles, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Third Amended and Restated Memorandum and Articles of Association of Aeries Technology, Inc., effective June 12, 2026
4.1	Warrant Adjustment Notice, dated June 12, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aeries Technology, Inc.
A Cayman Islands exempted company

Date: June 12, 2026	By:	/s/ Bhisham (Ajay) Khare
Bhisham (Ajay) Khare
Chief Executive Officer and Director

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